EXHIBIT 10.9

        Agreement, dated April 9, 1996, between the Registrant, East West Herbs Limited, Robert E. Miller and A.E. Lyon




       DATED  April 9, 1996







                          PARACELSIAN INC

                               -and-

                      EAST WEST HERBS LIMITED

                               -and-

                      R E MILLER and A E LYON





                      SECURED LOAN AGREEMENT

                             Linnells
                         Greyfriars Court
                          Paradise Square
                          Oxford OX1 1BB
                           (Ref:COM.loan)

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        THIS AGREEMENT is made the 9th day of April, 1996

BETWEEN

(1)   "The Lender"       PARACELSIAN INCORPORATED (a company
incorporated under the laws ofDelaware)whose principal office is at 222 Langmuir Laboratories Cornell Technology Park Ithaca NewYork 14850 USA

(2)   "The Company"      EAST WEST HERBS LIMITED(registered number
2241037) whoseregistered office of Langston Priory Mews Kingham Oxford
OX76UP

(3)   "The Guarantor"    ROBERT ERIC MILLER and ALICE ELIZABETH LYON
both of OldClock Cottage  Swerford Oxfordshire OX74BQ

WHEREAS the Lender has been requested by the Guarantor to provide financial facilities to theCompany which the Lender has agreed to upon the terms and conditions hereinafter contained

NOW THIS DEED WITNESSES as follows:-

1.  LOAN

The Lender shall lend to the Company and the Company at the request of the Guarantor shall borrow from the Lender the sum of Three Hundred and Forty Thousand US DOLLARS(US$340,000) which sumor part thereof as is for the time being owing by the Company to the Lender is hereinafter referred to as"the Loan" upon the terms hereinafter mentioned

2.      SECURITY

The Company shall contemporaneously with the advance of the Loan execute and issue to the lender a fixedand floating debenture in the form agreed between the parties on or before the date hereof

3.  PURPOSE OF LOAN

The Loan shall be applied by the Company solely for the purpose of providing working capital for the business of the Company

4.  DRAW DOWN OF LOAN

The monies to be advanced to the Company shall be paid by one instalment on the date of this Agreement


5.  REPAYMENT OF LOAN

     5.1 The Loan shall be repaid by eight equal instalments the first instalment to be paid six onthsafter the first anniversary of this Agreement and subsequent instalments at intervals of three calendarmonths
     5.2 Subject to Clause 7.2 the Company may at any time repay the Loan in full or part thereof inmultiples of US$10,000 by giving to the Lender at least three days written notice

6.  EARLY REPAYMENT ON DEFAULT

     6.1 The Loan and interest thereon under Clause 7.2 and other sums payable by the Companyhereunder thereof shall be forthwith repaid to the lender following written demand therefor if:-
          6.1.1 The Company commits any material breach of the provisions of this Agreementand in the case of a breach capable of remedy fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied
          6.1.2 an encumbrancer takes possession or a Receiver is appointed over any of the property or assets of the Company
         6.1.3 The Company makes any voluntary arrangement withits creditors
     6.2 For the purpose of Clause 6.1.1 a breach shall be considered capable of remedy if theCompany can comply with the provision in question in all respects other than as time of performance(provided that time of performance is not of the essence)
     6.3 Any waiver by the Lender of a breach of any provisions of this Agreement shall not beconsidered as a waiver of any subsequent breach of the same or any other provision thereof
     6.4 The rights to terminate this Agreement given by this Clause 6 shall be without prejudice to anyother right or remedy of the Lender in respect of the breach concerned (if any) or any other breach

7.  INTEREST ON LOAN

     7.1 The period during which the Loan is outstanding will be divided into successive periods ofthree months (each an "Interest Period"). The first Interest period shall commence on the date hereof andthe subsequent Interest Periods shall each commence on the expiry of the preceding Interest Period
     7.2 The rate of interest applicable to the Loan during each Interest period shall be the LIBOR rate applicable to that Interest Period
     7.3 The LIBOR rate means the rate per annum at which domestic sterling deposits are offered in the London inter-bank market for a three month period at approximately 11.00 am on the first day of such Interest Period
     7.4 Interest on the Loan shall be payable in arrears on the last day of each Interest Period or on the date of repayment of the Loan, if earlier, in which case the interest shall be calculated down to the date ofrepayment
     7.5 The Company will make all payments under or in respect of this facility for value on the duedate in US dollars to the Lender at:-
                          Paracelsian Inc
                           ABA Routing #
                            Account# #
                          Tompkins Ithaca
                            New York NY
                    Attention: Trust Department

or such other account as the Lender may from time to time instruct the Company in writing. If any payment becomes due on a day which is not a day on which banks are generally open for business in London, the due date of such payment will be extended to the next business day

8.        APPOINTMENT OF DIRECTORS

For so long as the Loan or any part thereof and any interest thereon and any other sum payable by the Company to the Lender hereunder remains outstanding the Company shall procure that a person nominatedby the Lender ("the Nominated Director") shall be appointed to and shall not be removed from the Board of Directors of the Company provided always that:-
     8.1 the Lender shall at any time be entitled by notice in writing to the Company to remove its nominated director and by like notice to appoint any other person as a director and
     8.2 upon the Loan and all other sums payable by the Company to the lender hereunder having been repaid or paid, as the case may be, the Lender will procure the resignation forthwith of the Nominated Director on terms acceptable to the Guarantor

9.      GUARANTEE

     9.1   In  consideration of the Lender having agreed at the request of the Guarantor to advance the Loan to the Company  the Guarantor hereby unconditionally and irrevocably guarantees to the Lender dueand punctual payment and discharge by the Company of all sums due and payable by the Company to the Lender under this Agreement including the Loan, interest at the rate set out in Clause 7 together
withreasonable charges, expenses and costs properly incurred by the
Lender in connection with the enforcementor preservation of this
Agreement (hereinafter called "Indebtedness")
     9.2   If the Company defaults in the payment of any Indebtedness when due for more than 14 daysthe Guarantor's liability to the Lender shall be discharged by the delivery to the Lender forthwith on demandwithout set-off counterclaim or other deductions a duly executed transfer together with relative share certificates off or the number of fully paid ordinary shares of pounds sterling 1.00 each in the capital of the Company determined by the following formula:-
          x =       y         x 45,00033,200
                               340,000
      where   x =     the number of shares to be transferred
             y = the amount of the Loan in respect of the re-payment of which the company is in default
     9.3 The total liability of the Guarantor under this Agreement shall not exceed the amount represented by the value from time to time of 3022.1% of the issued fully paid ordinary shares in the capital of the Company and as security for the obligations of the Guarantor hereunder the Guarantor shall on the date of this Agreement deposit with the Lender share certificates representing [33,200] fully paid ordinary shares of pound sterling 1.00 each in the capital of the Company (hereinafter called "the Security Shares")together with six duly executed blank stock transfers
     9.4 The Guarantor shall not be discharged by time indulgence forbearance or any other concessions given to the Company or to any third party by the lender or by anything the Lender may do or omit to do or by any other dealing or thing which but for this provision would or might discharge the Guarantor
     9.5   The Guarantee herein contained shall:-
          9.5.1 be in addition to and not in substitution for any other guarantee or security held by theLender at any time for the Indebtedness and the Lender may deal with any such other security as it may think fit without affecting or releasing the obligations of the Guarantor or either of them hereunder in anyway
          9.5.2 be a continuing guarantee and shall not be discharged by any intermediate settlementof the Indebtedness
          9.5.3  remain  in full force and effect until:-
(a) such time as the Indebtedness has been satisfied in full and no further Indebtedness is capable of arising;
or (b) the Lender shall complete the purchase of the whole of the issued share capital of the Company pursuant to an Option Agreement of today's date and made between the Guarantor and others (1) the lender
(2) and the Company (3)whichever is the sooner
     9.6   Until the Indebtedness shall have been satisfied in full:-
          9.6.1 the Guarantor shall not claim or prove against the Company in competition with theLender in respect of the discharge by the Guarantor to the Lender of any liability hereunder; and
          9.6.2 the Guarantor shall not claim or have the benefit of any set-off counterclaim or proofagainst the Company or of any dividend composition or payment by the Company or of any other securityto which the Lender may be entitled in respect of the Indebtedness or any share therein
     9.7 The Guarantor hereby undertakes with the Lender as a separate and independent stipulation that if any liability of the Guarantor to the Lender pursuant to Clause 9.1 above is not recoverable by the Lender pursuant to that Clause on the footing of a guarantee by reason of any legal limitation disability orincapacity or the unenforceability for any reason of his Guarantee and/or the discharge of any indebtednessor any other fact matter or circumstance whether known to the Lender or not such liability shall nevertheless be recoverable from the Guarantor as sole or principal debtor in respect thereof and shall be discharged by the Guarantor to the Lender upon demand made pursuant to Clause 9.2 by way of indemnity against the Company's failure to perform and satisfy the Indebtedness
     9.8 The Guarantee herein contained shall bind the personal representatives or the successors in titleof the Guarantor and shall not in any way be affected or released by the death or insolvency of theGuarantor
     9.9 In the event of any alteration in the capital structure of the Company (whether by way of a bonus issue arising on a capitalisation of profits or reserves a share issue for cash or for a consideration other than cash a reduction of capital or otherwise whatsoever) taking place or in the event of the Company subdividing or consolidating its ordinary share capital or in the event of the grant by the Company of any option or other right in relation to shares in its capital the number of Security Shares shall be adjusted insuch manner
(if any) as the parties hereto may agree in writing or in default of agreement as the auditors ofthe Company acting as expert and not as arbitrator shall certify in writing to be fair and reasonable and whose certificate shall be final and binding upon the parties hereto

10.  NOTICES

     10.1 Any notice or other document to be given hereunder shall bedelivered or sent by first class post (or if outside the United Kingdom Air Mail) or telex or facsimile transmission to the party to be served at the party's registered office or last known address or such other address as the party shall notify in accordance herewith
     10.2 Any notice or other communication given by or to any party in accordance with this Agreement may be given by or to that party's solicitors in accordance with the provisions of the preceding sub-clause of this Agreement
     10.3 Any such notice or document shall be deemed to have been served if delivered at the time of delivery or if posted at the expiration of 48 hours (108 hours if sent to or from an address outside theUnited Kingdom) after the envelope containing the same shall have been put into the post or if sent by telex or facsimile transmission at the expiration of 12 hours after receipt of the same has been automatically acknowledged to the sender thereof and in proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid first class or air mail letter or that the telex or facsimile transmission was properly addressed and posted as a prepaid first class or airmail letter or that the telex or facsimile transmission was properly addressed and acknowledged as the case may be provided that a copy of such telex or facsimile transmission is delivered or sent by post in manner aforesaid within twenty four hours of such telex or facsimile being automatically acknowledged

11.  GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed under English Law and each of the parties heretohereby submits to the non-exclusive jurisdiction of the English courts for the purposes of any claim or matter arising under or in connection with this Agreement

12.  COSTS

The costs and expenses incurred by the Lender in connection with the negotiation and preparation of this Agreement in the sum of US$10,000 shall be paid by the Company tothe Lender on the date hereof

13.  INTERPRETATION

     13.1 Any reference in this Agreement to "writing" or cognate expressions includes a reference totelex cable facsimile transmission or comparable means of communication
     13.2 Any reference in this Agreement to any provision of a statute shall be construed as a referenceto that provision as amended re-enacted or extended at the relevant time
     13.3 In this Agreement words importing the masculine gender shall be deemed and taken to includethe feminine or neuter gender and the singular to include the plural and agreements or undertakings madeby two or more persons shall be deemed to be made by such persons jointly and severally
   13.4 The headings in this Agreement are for convenience only and shall not affect its interpretation

IN WITNESS whereof the parties to this Deed have executed it as a deed on or before the date first before written and have given authority to their respective solicitors to date anddeliver the same and (if appropriate) a duplicate or counterpart thereof such dating being conclusive proofof delivery on the date first before written


EXECUTED as a Deed by  PARACELSIAN        )
                                          )
INCORPORATED                              )
                                          )
acting by its President and Vice-President)








EXECUTED as a deed by EAST WEST           )
                                          )
HERBS LIMITED acting by:-                 )


 Director
 Director/Secretary




SIGNED as a Deed and DELIVERED            )
                                          )
by the said ROBERT ERIC MILLER            )
                                          )
in the presence of:-                      )










SIGNED as a Deed and DELIVERED           )
                                         )
by the said ALICE ELIZABETH LYON         )
                                         )
in the presence of:-                     )
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